ITEM 77Q1(e): Copies of any new or amended
Registrant investment advisory contracts

Amendment to the Investment Sub-Advisory Agreement, dated January 1, 2016, between SIMC and Neuberger
Berman Fixed Income LLC with respect to the Emerging
Markets Debt Fund, International Equity Fund and
Emerging Markets Equity Fund is herein incorporated by reference to Exhibit (d)(23) of Post- Effective
Amendment No. 67 to Registrants Registration
Statement on Form N-1A (File Nos. 033-22821 and 811-
05601), filed with the SEC on January 28, 2016 (SEC
Accession No. 0001104659-16-092188).